Exhibit 99.1

Vallon Pharmaceuticals Completes Merger with GRI Bio, Inc.

Combined company will operate as GRI Bio, Inc. and advance innovative pipeline of Natural Killer T (“NKT”) modulating therapies for the treatment of inflammatory, fibrotic and autoimmune diseases
Investment proceeds expected to fund planned operations of the combined company into mid-2024
Trading on Nasdaq under the ticker symbol “GRI” expected to commence April 24, 2023

PHILADELPHIA, PA, April 21, 2023 – GRI Bio, Inc. (NASDAQ: VLON), (“GRI,” “GRI Bio,” or the “Company”), today announced the completion of the previously announced merger between Vallon Pharmaceuticals, Inc. (now GRI Bio, Inc.) and GRI Bio, Inc. (now GRI Bio Operations, Inc. and referred to herein as “Private GRI”), a privately held biotechnology company. The combined company will operate under the name “GRI Bio, Inc.” and will focus on advancing GRI Bio’s innovative pipeline of NKT cell modulators for the treatment of inflammatory, fibrotic and autoimmune diseases.
The shares of the Company’s common stock, previously trading on The Nasdaq Capital Market under the ticker symbol “VLON,” will commence trading on The Nasdaq Capital Market, on a post-reverse split adjusted basis, under the ticker symbol “GRI”, effective April 24, 2023. The Company’s common stock is now represented by a new CUSIP number, 3622AW 106.
“This marks a transformational moment for the Company and an important step into what we believe is a bright future for the Company. With the completion of the merger and concurrent investment, we are well positioned to realize multiple upcoming catalytic clinical and regulatory milestones that we believe will drive value in the near and long term,” added Marc Hertz, PhD, the new Chief Executive Officer of the Company.
Innovative Approaches for the Treatment of Inflammatory, Fibrotic and Autoimmune Diseases
GRI Bio is a clinical stage biotechnology company focused on fundamentally changing the way inflammatory disease is treated by targeting NKT immune cells earlier in the inflammatory chain than the current standard of care, to interrupt disease progression more effectively. GRI Bio’s lead program, GRI-0621 is a small molecule RAR-βɣ dual agonist that inhibits the activity of human Type I, or invariant, NKT (“iNKT”) cells. In in vitro studies and after 28 days dosing in the study GRI-0621-201 (NCT02949375), oral dosing of GRI-0621 has been shown to inhibit iNKT cells in patients and improve fibrosis in multiple disease models. GRI Bio is planning to launch a Phase 2a biomarker study evaluating GRI-0621 for the treatment of idiopathic pulmonary fibrosis (“IPF”) with data expected in the second quarter of 2024.

GRI Bio’s second asset in development, GRI-0803, is a novel activator of human Type 2 NKT cells in development for the treatment of autoimmune disorders, with an initial focus on systemic lupus erythematosus. GRI Bio expects to launch a Phase 1 study in 2023. Additionally, GRI Bio has a library of 500+ proprietary compounds to fuel a growing pipeline targeting a number of high value indications with unmet need.
About the Transaction
Under the terms of the merger agreement, the Company acquired 100% of the outstanding equity interests of Private GRI, by means of reverse triangular merger of a wholly owned subsidiary of the Company with and into Private GRI, with Private GRI surviving as a wholly owned subsidiary of the Company. In connection with the closing of the merger, the Company changed its name to “GRI Bio, Inc.”
As of the closing of the merger, the equity holders of Private GRI immediately before the merger own approximately 85% of the outstanding equity of the Company, and the equity holders of the Company immediately before the merger own approximately 15% of the outstanding equity of the combined company.
As previously announced, in connection with the execution of the merger agreement, Altium Capital (“Altium”) agreed to invest approximately $15 million, of which $2.5 million was previously invested and an additional $12.25 million was invested immediately prior to the closing of the merger. The combined company is expected to use the proceeds from the financings to fund the advancement of GRI Bio’s NKT development pipeline targeting multiple inflammatory, fibrotic and autoimmune indications into mid-2024 with an initial focus on IPF.
Advisors
Ladenburg Thalmann & Co. Inc. acted as the exclusive financial advisor and Thompson Hine LLP served as legal counsel to Vallon Pharmaceuticals, Inc. Evolution Venture Partners LLC acted as the exclusive strategic advisor with securities offered through Ecoban Securities Corporation and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal counsel to GRI Bio, Inc.
About GRI Bio, Inc.
GRI Bio is a clinical stage biopharmaceutical company focused on fundamentally changing the way inflammatory, fibrotic and autoimmune diseases are treated. GRI’s therapies are designed to target the activity of NKT cells, which are key regulators earlier in the inflammatory cascade, to interrupt disease progression and restore the immune system to homeostasis. NKT cells are innate-like T cells that share properties of both NK and T cells and are a functional link between the innate and adaptive immune responses. Type I iNKT cells play a critical role in propagating the injury, inflammatory response, and fibrosis observed in inflammatory and fibrotic indications. GRI’s lead program, GRI-0621, is an inhibitor of iNKT cell activity and is being developed as a novel oral therapeutic for the treatment of IPF, a serious disease with significant unmet need. The Company is also developing a pipeline of novel Type 2 NKT agonists for the treatment of systemic lupus erythematosus. Additionally, with a library of over 500+ proprietary compounds, GRI has the ability to fuel a growing pipeline.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations with respect to financial results, future performance, development and commercialization of products and services, the initiation or completion of clinical studies, the potential benefits and impact of GRI Bio's products and services, potential regulatory approvals, anticipated financial impacts and other effects of the merger and any financing, the expected use of proceeds from any financing and the sufficiency of those proceeds to fund the Company’s planned operations, the expected timing for the launch of Phase 2a biomarker study on GRI-0621 and Phase 1 study on GRI-0803, the listing of the Company’s common stock on Nasdaq, and the size and potential growth of current or future markets for the Company's products and services. Actual results may differ from the expectations, estimates and projections expressed by the Company herein and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation: (1) the inability to maintain the listing of the Company’s common stock on Nasdaq, as applicable, following the merger; (2) the inability to recognize the anticipated benefits of the merger, which may be affected by, among other things, competition and the ability of the combined Company to grow and manage growth profitably and retain its key employees; (3) costs related to the merger agreement; (4) changes in applicable laws or regulations; (5) the inability of the combined Company to raise financing in the future; (6) the success, cost and timing of the Company’s product development activities; (7) the inability of the Company to obtain and maintain regulatory clearance or approval for their products, and any related restrictions and limitations of any cleared or approved product; (8) the inability of the Company to identify, in-license or acquire additional technology; (9) the inability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently developing; (10) the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; (11) inaccuracy in the combined company’s estimates regarding expenses, future revenue, capital requirements, and needs for additional financing; (12) the Company’s financial performance; and (13) other risks and uncertainties indicated from time to time in the Company’s definitive proxy statement/prospectus/information statement relating to the merger (as supplemented), including those under the heading “Risk Factors” in the proxy statement/prospectus/information statement and in the Company’s other filings with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
JTC Team, LLC
Jenene Thomas
(833) 475-8247
gri@jtcir.com